Exhibit 10.1

FIRST AMENDMENT OF EMPLOYMENT AGREEMENT

This First Amendment of Employment Agreement ("First Amendment") is made and effective as of this 17th day of October, 2018, by and between FIRST CHOICE BANK ("Bank"), FIRST CHOICE BANCORP (the “Bancorp”) (collectively referred to as the “Company”) and Mr. ROBERT M. FRANKO ("Executive"). This First Amendment is made with specific reference to the following facts:

RECITALS

A.    Bank and Executive entered into that certain Employment Agreement effective as of January 1, 2018 ("Agreement”), pursuant to which Executive was retained as the President of the Bank and the Bancorp. Bank, Bancorp and Executive desire to enter into this First Amendment with Executive.

B.    Bank, Bancorp and Executive now desire to further amend the provisions in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing recitals and the Terms and Conditions contained in this First Amendment, the parties agree as follows:

1.	The the first paragraph of Section F.4.(a) is hereby amended to read in full as follows:

(a)    Except for termination for Cause (pursuant to Section F.3 hereof), disability or death (pursuant to Section F.2 hereof), after the occurrence of a Change in Control (as defined below), if Executive’s employment with the Bank is materially adversely altered or Executive is not retained by the Bank or the surviving bank or company, Executive shall be entitled to receive a severance payment in the amount of eighteen (18) months of Executive’s then current monthly salary, all shares of Restricted Stock and Stock Options with performance objectives will vest pro-rata based on the beginning of the period covered to the date of termination based on actual performance achieved at the end of the performance period, and shares of Restricted Stock and Stock Options with only service contingencies will vest upon Executive’s employment with the Bank becoming materially adversely altered or Executive is not retained by the Bank. Such payment shall terminate this Agreement in all respects.”

2.    Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

3.    This First Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

4.    This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

5.    The execution and delivery of this First Amendment by the Executive, the Bank and the Bancorp executing the First Amendment have been duly authorized by the Bank and the Bancorp, and this First Amendment constitutes a legal, valid and binding agreement of the Executive and the Bank in accordance with its respective terms.

6.    Remaining Terms and Conditions. All remaining Terms and Conditions of the Agreement, as amended, shall remain in full force and effect among Bank, the Bancorp and Executive and are incorporated herein as if restated in full.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing First Amendment effective as of the date first written above.

FIRST CHOICE BANK

	By:	/s/ Pravin Pranav
Pravin Pranav,
Chairman, Compensation Committee

	By:	/s/ Phillip Thong
Phillip Thong,
Secretary

FIRST CHOICE BANCORP

	By:	/s/ Pravin Pranav
Pravin Pranav,
Chairman, Compensation Committee

	By:	/s/ Phillip Thong
Phillip Thong,
Secretary

“EXECUTIVE”

/s/ Robert M. Franko
Robert M. Franko

2